UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2006

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a)

On January 1, 2007, Rubicon Financial Incorporated (the “Registrant”) entered into an employment agreement (“Employment Agreement”) with Joseph Mangiapane, Jr., its Chief Executive Officer. The Employment Agreement provides for a three year term commencing on January 1, 2007 and expiring on December 31, 2010, with an automatic two year renewals unless otherwise terminated as described in the agreement. Mr. Mangiapane is entitled to the following compensation pursuant to the Employment Agreement.

•	The Registrant has agreed to pay Mr. Mangiapane a base salary of $9,000 per month with yearly adjustments being determined by specified criteria and the Registrant’s Board of Directors.
•

Mr. Mangiapane is entitled to incentive compensation determined after the completion of the annual independent audit and based upon the Registrant’s net operating profits before taxes, interest, any other executive bonuses paid, depreciation and amortization (“EBITBDA”) and a cumulative scaled percentage. The incentive compensation is limited to six times Mr. Mangiapane’s base salary.

•	As a signing bonus, Mr. Mangiapane shall be granted an option to purchase 500,000 shares of the Registrant’s common stock for $1.00 per share for a period of five (5) years.
•	Mr. Mangiapane will be eligible to participate in the Registrant’s Stock Option Plan and Stock Purchase Plan during the term of his employment.
•

In the event the Registrant terminates Mr. Mangiapane’s employment agreement without “cause” (as defined in the Employment Agreement) or Mr. Mangiapane resigns with “good reason” (as defined in the Employment Agreement), Mr. Mangiapane shall be entitled to receive, through the end of the term his base salary and incentive compensation.

•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Mangiapane shall receive his base salary and incentive compensation through the date of termination. However, if a dispute arises between the Registrant and Mr. Mangiapane that is not resolved within 60 days and neither party initiates arbitration, the Registrant has the option to pay Mr. Mangiapane a lump sum of 6 months base salary as “severance payment” rather than pay Mr. Mangiapane’s salary and incentive compensation through the date of termination.

•

In the event Mr. Mangiapane becomes so incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 120 days, the Employment Agreement will terminate and Mr. Mangiapane will receive (1) through the end of the fiscal year his incentive compensation and (2) his base salary for a 6 month period reduced by the amount of any payment received from disability insurance proceeds.

•

In the event Mr. Mangiapane dies during the term of the Employment Agreement, the Registrant shall pay to the estate of Mr. Mangiapane his incentive compensation and his base salary for a period of 6 months.

A copy of Employment Agreement is attached hereto as Exhibit 10.3

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As of December 20, 2006, we sold a total of 1,000,000 shares of our restricted common stock to two accredited investors (500,000 shares, respectively) at a price of $2.00 per share for a total of $2,000,000. On December 18, 2006, we issued 500,000 shares to one of the investors and are in the process of issuing the remaining 500,000 shares. In connection with the sale, we agreed to pay Hudson Capital Corporation a cash fee of $150,000 and issue Hudson Capital Corporation 75,000 shares of our restricted common stock.

We believe that the sale of the shares was exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Sections 4(2), and/or Regulation D, Rule 506. The shares were sold directly by us to accredited investors and did not involve a public offering or general solicitation. The purchasers of the shares were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decision, including our financial statements and 34 Act reports. We reasonably believed that the purchasers, immediately prior to selling the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The purchasers had the opportunity to speak with our management on several occasions prior to their investment decision.

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 15, 2007, the Registrant dismissed De Joya Griffith & Company, LLC as its independent auditor and appointed Weaver & Martin, LLC, as their independent accountants for the year ending December 31, 2006. This is a change in accountants recommended and approved by the Registrant’s Executive Management and the Registrant’s Board of Directors. Weaver & Martin, LLC was engaged by the Registrant on January 15, 2007. During the most recent two fiscal years and the portion of time preceding the decision to engage Weaver & Martin, LLC, neither the Registrant nor anyone engaged on its behalf has consulted with Weaver & Martin, LLC regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

No audit reports were issued by De Joya Griffith & Company, LLC with respect to the Registrant’s financial statements for any fiscal years. From October 31, 2006, through the date of De Joya Griffith & Company, LLC’s dismissal, there were no disagreements between the Registrant and De Joya Griffith & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya Griffith & Company, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by De Joya Griffith & Company, LLC, as the independent accountants of the Registrant.

Section 8 - Other Events

Item 8.01 Other Events

On December 7, 2006, Rubicon Financial Incorporated issued a press release announcing the closing of initial financing of $1,200,000.

A copy of the press release is attached hereto as Exhibit 99.1

On January 15, 2007, the Registrant’s Board of Directors elected to establish a Governance, Compensation and Nominating Committee and approved the Committee’s Charter. The initial Committee members shall be Terence Davis and Brad Bunch.

A copy of the Committee Charter is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

EXHIBITS

Exhibit Number	Description
10.3	Employment agreement between Rubicon Financial and Joe Mangiapane, Jr., dated January 1, 2007.
16	Letter from De Joya Griffith & Company, LLC, dated January 16, 2007.
99.1	Press Release Announcing the Closing its Initial Financing, dated December 7, 2006.
99.2	Rubicon Financial Incorporated Governance, Compensation, and Nominating Committee Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Terence Davis
Terence Davis, President

Date: January 16, 2007